UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

United States Virgin Islands	66-0783125
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

402 Strand Street Frederiksted, United States Virgin Islands	00840-3531
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This registration statement on Form 8-A is being filed to change the registration of the common stock, par value $0.01 per share (the “Common Stock”) of Altisource Asset Management Corporation, a corporation organized under the laws of the U.S. Virgin Islands (the “Registrant”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to Section 12(b) under the Exchange Act, in connection with the listing of the Common Stock on the NYSE MKT LLC (the “NYSE MKT”). The Common Stock is currently registered under Section 12(g) of the Exchange Act and is quoted on the OTCQX under the symbol “AAMC." The Registrant anticipates that the quotation of the Common Stock on the OTCQX will be terminated following the closing of trading on September 11, 2013, and that the listing of the Common Stock on the NYSE MKT will begin at the opening of trading on September 12, 2013 under the symbol “AAMC.”

Item 1. Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference the description of its Common Stock to be registered hereunder, contained under Item 11 (Description of Registrant's Securities to be Registered) to the Registration Statement on Form 10 (Registration No. 000-54809), as originally filed with the Securities and Exchange Commission on September 20, 2012, as subsequently amended by any amendments to such Registration Statement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Altisource Asset Management Corporation
Date: September 10, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary